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                                                     NUMBER:  205721

BRITISH
COLUMBIA



                                   CERTIFICATE
                                       OF
                                 CHANGE OF NAME

                                   COMPANY ACT



                              I Hereby Certify that


                                                     CERTIFIED  A  TRUE  COPY
                                                     THIS 5TH DAY OF
                                                     NOVEMBER,  2002
                                                     /s/ LESLIE L. KAPUSIANYK
                                                     -------------------------
                                                     SOLICITOR FOR THE COMPANY

                              GLOBE RESOURCES INC.


                         Has this day changed its name to



                              GENCO RESOURCES LTD.



                              Issued under my hand at Victoria, British Columbia
                                              on  March  30,  1998


                                            /s/ John S. Powell


                                               JOHN S. POWELL
                                            Registrar of Companies
                                          PROVINCE OF BRITISH COLUMBIA
                                                   CANADA


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I CERTIFY THIS IS A COPY OF A                                     Certificate of
DOCUMENT  FILED  ON                                    Incorporation  No. 205721
MARCH  30,  1998
/s/  JOHN  S.  POWELL
---------------------
JOHN  S.  POWELL
REGISTRAR  OF  COMPANIES
PROVINCE  OF  BRITISH  COLUMBIA


                                    FORM 21 (Section 371)
                                      COMPANY ACT
                                    SPECIAL RESOLUTION

The following Special Resolutions were passed by the undermentioned Company on the date stated:

Name of Company:             GLOBE  RESOURCES  INC.

Date  Resolution  Passed:    November  19,  1997

Resolutions:

RESOLVED  as  a  Special  Resolution  that:

(a) the name of the Company be changed from Globe Resources Inc. to Genco Resources Ltd.; and

(b) the Memorandum and Articles of the Company be altered accordingly wherever the name of the Company appears therein.

RESOLVED as a Special Resolution that:

(a) the 20,000,000 common shares without par value in the capital of the Company, both the issued and unissued, be consolidated into 6,666,666.6 common shares without par value, every 3 of such common shares without par value before consolidation being consolidated into 1 common share without par value; and

(b) the Memorandum of the Company be altered accordingly to give effect to the foregoing resolution.

RESOLVED as a Special Resolution that:

(a) the authorized capital of the Company be increased by creating an additional 93,333,333.4 common shares without par value such that the authorized capital of the Company will be 100,000,000 common shares without par value; and

(b) the Memorandum of the company be altered accordingly to give effect to the foregoing resolution.

The altered memorandum is attached.



CERTIFIED A TRUE COPY THIS 26th day of January, 1998.

CERTIFIED A TRUE COPY
THIS 5TH DAY OF NOVEMBER, 2002                   /s/  Brett  A. Kagetsu
                                                 ------------------------
/s/  LESLIE  L.  KAPUSIANYK                           BRETT  A.  KAGETSU
---------------------------
SOLICITOR  FOR  THE  COMPANY                             Solicitor
                                                 ------------------------
                                                 (Relationship to Company)